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                                  Exhibit 10.10

                             SUMMIT TECHNOLOGY, INC.

                        1991 EMPLOYEE STOCK PURCHASE PLAN
                       (as amended through July 28, 1999)


ARTICLE 1:  PURPOSE.

         The purpose of this 1991 Employee Stock Purchase Plan (the "Plan") is to advance the interests of Summit Technology, Inc. (the "Company") by encouraging and enabling the acquisition of a larger personal proprietary interest in the Company by all eligible employees of the Company and of the participating subsidiaries of the Company. The Plan is designed to encourage eligible employees to remain in the employ of the Company and have a personal interest in the success of the Company. The options issued pursuant to this Plan are intended to constitute options issued pursuant to an "employee stock purchase plan" as defined in Section 423(b) of the Internal Revenue Code of 1986, as amended (the "Code").

ARTICLE 2:  ADMINISTRATION OF THE PLAN.

         The Plan shall be administered by the Company's Compensation Committee. Subject to the provisions of the Plan, the Compensation Committee shall have the complete authority, in its discretion, to interpret the Plan, to ascribe, amend and rescind rules and regulations relating to the Plan, and to make all of the determinations necessary or advisable for the administration of the Plan.

         The Compensation Committee shall consist of at least two members of the Board, each of whom shall be a disinterested person as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as such Rule may be hereafter amended. The Compensation Committee shall be appointed by the Board, which may at any time, and from time to time, remove any member of the Compensation Committee, with or without cause, appoint additional members to the Compensation Committee and fill vacancies, however caused, in the Compensation Committee. A majority of the members of the Compensation Committee shall constitute a quorum. All determinations of the Compensation Committee shall be made by a majority of its members. Any decision or determination of the Compensation Committee reduced to writing and signed by all members of the Compensation Committee shall be fully effective as if it had been made at a meeting duly called and held.

ARTICLE 3:  ELIGIBLE EMPLOYEES DEFINED.

         As used in the Plan, the phrase "eligible employees" means all common law employees of the Company and of the participating subsidiaries of the Company, except the following shall not be deemed "employees" for purposes of the Plan: (a) employees who have been employed by the Company, or its subsidiaries, for less than 90 days, (b) employees customarily employed for less than 20 hours per week, and (c) employees customarily employed for less than 5 months per year. All eligible employees shall have the same rights and obligations under this Plan. Persons who are eligible employees on the first day of a Payment Period shall receive their options on such day. Persons who become eligible employees during the course of a Payment Period shall first receive their options on the first day of the next succeeding Payment Period. However, notwithstanding any other provision of this ARTICLE 3, an employee shall not be deemed an eligible employee for purposes of the Plan if, immediately after the option is granted, such employee owns stock possessing 5% or more of the total combined voting power or value of all classes of the stock of the Company, or of any participating subsidiary of the Company. For purposes of determining this 5% limitation, the rules of Code Section 424(d) shall apply when determining the stock ownership of an individual, and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.
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ARTICLE 4:  STOCK SUBJECT TO THE PLAN.

         The Stock subject to the options under the Plan shall be shares of the Company's authorized but unissued common stock, par value $.01 per share ("Stock"), or shares of Stock reacquired by the Company, including shares purchased in the open market. The aggregate number of shares which may be issued pursuant to the Plan is 375,000, subject to adjustment as provided in ARTICLE
12. In the event that any option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available under the Plan.

ARTICLE 5:  PAYMENT PERIODS AND STOCK OPTIONS.

         The six-month periods, October 1 to March 31 and April 1 to September 30, are Payment Periods during which payroll deductions will be accumulated under the Plan. To the extent any of these days is not a business day, the Payment Period shall begin or end, as the case may be, on the first business day following such date. The first Payment Period under the Plan will begin on October 1, 1999.

         Twice each year, on the first business day of each Payment Period, the Company will grant to each eligible employee who is then a participant in the Plan an option to purchase on the last day of such Payment Period, at the Option Price hereinafter provided for, a maximum of the number of shares of Stock equaling the number of whole shares obtained by dividing 5% of the eligible employee's yearly wages (or such lesser percentage as the employee shall designate pursuant to Article 8) by the average market price on the first day of the Payment Period (the "Maximum Share Limit"), on condition that such employee remains eligible to participate in the Plan throughout such Payment Period. The participant shall be entitled to exercise such option so granted only to the extent of the participant's accumulated payroll deductions on the last day of such Payment Period. In the event that the participant's accumulated payroll deductions on the last day of the Payment Period would enable the participant to purchase more than the Maximum Share Limit were it not for the Maximum Share Limit, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the Maximum Share Limit shall be promptly refunded to the participant by the Company, with such interest as is provided in ARTICLE 8.

         The Option Price for each Payment Period shall be the lesser of (i) 85% of the closing price of the Stock on the first business day of the Payment Period, or (ii) 85% of the closing price of the Stock on the last business day of the Payment Period, in either event rounded up to avoid fractions of a dollar other than 1/4, 1/2 and 3/4. The foregoing limitation on the number of shares which may be granted in any Payment Period and the Option Price per share shall be subject to adjustment as provided in ARTICLE 12.

         For purposes of this Plan, the term "closing price" on any day means
(i) the last reported sale price of the Stock on that day on the principal national securities exchange on which the Stock is traded, if the Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Stock on the Nasdaq National Market List, if the Stock is not then traded on a national securities exchange; or (iii) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Stock is not reported on a national securities exchange or on the NASDAQ National Market List. If the Stock is not publicly traded at the time the option is granted under this Plan, "closing price" shall mean the fair market value of the Stock as determined by the Compensation Committee after taking into consideration all the factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Stock in private transactions negotiated at arm's length.

         For purposes of this Plan, the term "business day" means a day on which there is trading on the NASDAQ National Market System or on the aforementioned national securities exchange, whichever is applicable pursuant to the preceding paragraph.

         No employee shall be granted an option which permits the employee's right to purchase Stock under the Plan, and under all other Section 423(b) employee stock purchase
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plans of the Company or any parent or subsidiary corporations, to accrue at a rate which exceeds $25,000 of fair market value of Stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Code Section 423(b)(8).

ARTICLE 6:  EXERCISE OF OPTION.

         Each eligible employee who continues to be a participant in the Plan on the last business day of a Payment Period shall be deemed to have exercised his/her option on such date and shall be deemed to have purchased from the Company such number of full shares of Stock reserved for the purpose of the Plan as his/her accumulated payroll deductions plus additional payments on such date will pay for at the Option Price, subject to the Maximum Share Limit on the option. If a participant is not an employee on the last business day of a Payment Period, he/she shall not be entitled to exercise his/her option. Only full shares of Stock may be purchased under the Plan. Unused payroll deductions remaining in an employee's account at the end of a Payment Period (other than amounts refunded to the employee pursuant to ARTICLE 5) will be carried forward to the succeeding Payment Period.

ARTICLE 7:  AUTHORIZATION FOR ENTERING THE PLAN.

         The Compensation Committee shall develop regulations concerning the procedure which each employee must follow to become a participant of the Plan.

ARTICLE 8:  AMOUNT OF PAYROLL DEDUCTIONS.

         Subject to the limitations on stock purchases set forth in this Plan, at the time specified in regulations issued pursuant to ARTICLE 7 an eligible employee may designate the percentage of his/her wages during each Payment Period that the employee wishes to have deducted and applied to the Plan; provided, however, that the Compensation Committee may set such minimum and/or maximum payroll deductions as the Compensation Committee, in its sole discretion, deems appropriate. Any minimum and/or maximum payroll deductions mandated by the Compensation Committee shall apply equally to all eligible employees.

         The Company will accumulate and hold for the employee's account the amounts deducted from his/her pay. No interest will be paid on these amounts, unless the Compensation Committee, in its sole discretion, determines that interest should be paid on the amounts deducted from eligible employees' wages. If the Compensation Committee decides that interest should be paid on the amounts deducted from eligible employees' wages, the Compensation Committee may set that interest rate at whatever rate the Compensation Committee, in its sole discretion, deems appropriate, and may change that rate at whatever time, and to whatever rate, the Compensation Committee, in its sole discretion, deems appropriate.

ARTICLE 9:  CHANGE IN PAYROLL DEDUCTIONS.

         Deductions may not be increased or decreased during a Payment Period. However, an employee may withdraw in full from the Plan, to the extent such withdrawal is permitted by ARTICLE 10 of the Plan.

ARTICLE 10:  WITHDRAWAL FROM THE PLAN.

         An employee may withdraw from the Plan, in whole but not in part, by delivering a withdrawal notice to the Compensation Committee not less than 10 days prior to the last business day of a Payment Period, in which event the Compensation Committee shall promptly refund without interest the entire balance of the employee's payroll deductions not previously used to purchase Stock under the Plan. An employee who is an officer or director of the Company who withdraws from the Plan may not participate in the Plan during the next succeeding Payment Period.
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ARTICLE 11:  ISSUANCE OF STOCK.

         Certificates for Stock issued to participants will be delivered as soon as practicable after each Payment Period by the Company's transfer agent.

         Stock purchased under the Plan will be issued only in the name of the employee, or if his/her authorization so specifies, in the name of the employee and another person of legal age as joint tenants with rights of survivorship.

ARTICLE 12:  ADJUSTMENTS.

         Upon the happening of any of the following described events, an optionee's rights under options granted under the Plan shall be adjusted as hereinafter provided:

                  A. In the event shares of Stock shall be subdivided or combined into a greater or smaller number of shares or if, upon a reorganization, split-up, liquidation, recapitalization or the like of the Company, the shares of the Stock shall be exchanged for other securities of the Company, each optionee shall be entitled, subject to the conditions herein stated, to purchase such number of shares of stock or amount of other securities of the Company as were exchangeable for the number of shares of Stock which such optionee would have been entitled to purchase except for such action, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or exchange; and

                  B. In the event the Company shall issue any of its shares as a stock dividend upon or with respect to the Stock, each optionee upon exercising an option shall be entitled to receive (for the purchase price paid upon such exercise) the shares as to which he/she is exercising his/her option and, in addition thereto (at no additional cost), such number of shares of the class or classes in which such stock dividend or dividends were declared or paid, and such amount of cash in lieu of fractional shares, as is equal to the number of shares thereof and the amount of cash in lieu of fractional shares, respectively, which he/she would have received if he/she had been the holder of the shares as to which he/she is exercising his/her option at all times between the date of the granting of such option and the date of its exercise.

         Upon the happening of any of the foregoing events, the class and aggregate number of shares set forth in ARTICLE 4 hereof which are subject to options which have been or may be granted under the Plan and the Maximum Share Limit set forth in ARTICLE 5 shall also be appropriately adjusted to reflect the events specified in paragraphs A and B above. Notwithstanding the foregoing, any adjustments made pursuant to paragraphs A and B shall be made only to the extent that the Compensation Committee, based on advice of counsel for the Company, determines that such adjustments will not constitute a change requiring stockholder approval under Code Section 423(b)(2).

         If the Company is to be consolidated with or acquired by another entity in a merger, or undergo a sale of all or substantially all of the Company's assets or otherwise (all such events collectively referred to as an "Acquisition"), the Compensation Committee shall, with respect to options then outstanding under this Plan, (i) make appropriate provision for the continuation of such options by arranging for the substitution on an equitable basis for the shares then subject to such options the consideration payable with respect to the outstanding shares of the Stock in connection with the Acquisition; (ii) terminate all outstanding options in exchange for a cash payment equal to the excess of the fair market value of the shares subject to the options (determined as of the date of the Acquisition) over the Option Price thereof (determined with reference only to the first business day of the applicable Payment Period) if such fair market value exceeds such Option Price; or (iii) terminate all outstanding options and promptly refund without interest the balance of employee deductions not used to purchase Stock under the Plan in the event that the fair market value of the shares subject to the options (determined as of the date of the Acquisition) is less than the Option Price thereof (determined with reference only to the first business day of the applicable Payment Period).
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         The Compensation Committee shall determine the adjustments to be made under this ARTICLE 12, and its determination shall be conclusive.

ARTICLE 13:  NO TRANSFER OR ASSIGNMENT OF EMPLOYEE'S RIGHTS.

         An employee's option rights under the Plan are the employee's alone and may not be transferred or assigned to, or availed of by, any other person other than by will or the laws of descent and distribution. Any option granted under the Plan to an employee may be exercised, during the employee's lifetime, only by the employee.

ARTICLE 14:  TERMINATION OF EMPLOYEE'S RIGHTS.

         An employee's rights under the Plan will terminate when he/she ceases to be an employee of the Company or of a participating subsidiary of the Company (other than as a result of death or an Approved Leave of Absence, as defined below). A withdrawal notice will be considered as having been received from the employee on the day his/her employment so ceases, and all payroll deductions not used to purchase Stock will be refunded without interest.

         If an employee's payroll deductions are interrupted by any legal process, a withdrawal notice will be considered as having been received from the employee on the day the interruption occurs.

ARTICLE 15:  DEATH OF AN ELIGIBLE EMPLOYEE.

         Upon an eligible employee's death, his or her beneficiary may elect to
(i) withdraw the accumulated balance of the employee's payroll deductions during a Payment Period, or (ii) apply such balance at the end of the Payment Period to the purchase of Stock. The beneficiary must make this election by written notice to the Board of Directors within the earlier of 60 days of the participant's death, or the end of the Payment Period. Failure to make a timely election in accordance with this Article shall result in the application of the balance of the employee's payroll deductions to the purchase of Stock. The Company shall not be obligated to deliver any Stock or cash to a beneficiary until the Company shall have received proof satisfactory to the Company of his or her identity, existence and valid designation.

ARTICLE 16:  APPROVED LEAVES OF ABSENCE.

         An eligible employee may continue to participate in the Plan during a leave of absence from his or her employment with the Company or a participating subsidiary of the Company for which he or she obtains prior approval (an "Approved Leave of Absence"). During an Approved Leave of Absence that is paid, an employee's participation in the Plan will continue in the same manner as before such leave of absence began. An Approved Leave of Absence that is paid shall mean one in which regular payroll disbursements to the eligible employee from the Company or a participating subsidiary of the Company, and payroll deductions under the Plan, continue to occur as before such leave of absence. During all other Approved Leaves of Absence, an eligible employee may (in lieu of payroll deductions) make contributions under the Plan from disability, sick or vacation pay, or in cash, for the first 90 days of the Approved Leave of Absence; provided, however, that the aggregate amount of such contributions made during this period shall not exceed the aggregate amount of payroll deductions that otherwise would be permitted during this period under the Plan. After this period, a participant may make no further contributions under the Plan until the Approved Leave of Absence has ended and he or she has returned to employment with the Company or a participating subsidiary of the Company.

ARTICLE 17:  TERMINATION AND AMENDMENTS TO PLAN.

         The Plan may be terminated at any time by the Company's Board of Directors but such termination shall not affect options then outstanding under the Plan. The Plan will terminate in any case when all or substantially all of the unissued (or issued but not outstanding) shares of Stock reserved for the purposes of the Plan have been purchased. If at any time shares of Stock reserved for the purpose of the Plan remain available for purchase but not in sufficient number to satisfy all then unfilled purchase requirements,
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the available shares shall be apportioned among participants in proportion to their options and the Plan shall terminate. Upon such termination or any other termination of the Plan, all payroll deductions not used to purchase Stock will be refunded without interest.

         The Board of Directors may from time to time adopt amendments to the Plan provided that, without the approval of the shareholders of the Company, no amendment may materially increase the benefits accruing to participants under the Plan, materially increase the number of shares that may be issued under the Plan, or materially modify the requirements for eligibility for participation in the Plan.

ARTICLE 18:  LIMITS ON SALE OF STOCK PURCHASED UNDER THE PLAN.

         The Plan is intended to provide shares of Stock for investment and not for resale. SHARES OF STOCK PURCHASED UNDER THE PLAN MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED FOR 90 DAYS FROM THE DATE OF PURCHASE. Except for such limitation, the Company does not intend to restrict or influence any employee in the conduct of his/her own affairs. An employee may, therefore, sell Stock purchased under the Plan at any time the employee chooses after 90 days from the date of purchase, subject to compliance with any applicable Federal or state securities laws; provided, however, that because of certain Federal tax requirements, each employee agrees by entering the Plan promptly to give the Company notice of any such stock disposed of within two years after the date of grant of the applicable option showing the number of such shares disposed of. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE STOCK.

ARTICLE 19:  PARTICIPATING SUBSIDIARIES.

         The term "participating subsidiary" shall mean any subsidiary of the Company, as that term is defined in Section 425(f) of the Code, which is designated from time to time, by the Board of Directors to participate in the Plan. The Board of Directors shall have the power to make such designation before or after the Plan is approved by the shareholders.

ARTICLE 20:  OPTIONEES NOT SHAREHOLDERS.

         Neither the granting of an option to an employee nor the deductions from his/her pay shall constitute such employee a shareholder of the shares covered by an option until such shares have been actually purchased by the employee.

ARTICLE 21:  APPLICATION OF FUNDS.

         The proceeds received by the Company from the sale of Stock pursuant to options granted under the Plan will be used for general corporate purposes.

ARTICLE 22:  GOVERNMENTAL REGULATIONS.

         The Company's obligation to sell and deliver shares of the Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares, including the Securities and Exchange Commission and the Internal Revenue Service.

ARTICLE 23:  APPROVAL OF SHAREHOLDERS.

         The Plan shall be subject to approval by the holders of a majority of the shares of the Company present or represented by proxy at a duly called meeting of shareholders, which approval must occur within twelve months before or after the date on which this Plan was adopted by the Board of Directors. Prior to such approval no shares shall be issued to participants under the Plan. In the event that the approval of the shareholders is not received within twelve months before or after the date of the adoption of this Plan, any and all options previously granted shall be rescinded, and the Company will promptly refund the entire balance of each participating employee's deductions without interest.